UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 28, 2021

CIM Real Estate Finance Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Commission file number 000-54939

Maryland		27-3148022
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification Number)
2398 East Camelback Road, 4th Floor
Phoenix,	Arizona	85016
(Address of principal executive offices)		(Zip Code)
	(602)	778-8700
(Registrant’s telephone number, including area code)
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01	Entry into a Material Definitive Agreement

Issuance of Net-Lease Mortgage Notes

On July 28, 2021, CMFT Net Lease Master Issuer LLC (the “Issuer”), an indirect wholly-owned subsidiary of the Company, issued $774,000,000 aggregate principal amount of Net-Lease Mortgage Notes, Series 2021-1 (the “Class A Notes”).

The Class A Notes were issued in six classes: (i) Class A-1 (AAA), (ii) Class A-2 (AAA), (iii) Class A-3 (AA), (iv) Class A-4 (AA), (v) Class A-5 (A), and (vi) Class A-6 (A), with such classes bearing the following initial principal amounts, annual interest rates, anticipated repayment dates, and expected Standard & Poor’s (“S&P”) ratings, respectively:

Class of Notes	Initial Principal Balance	Note Rate	Anticipated Repayment Date	Rated Final Payment Date	Credit Rating (S&P)
A-1 (AAA)	$146,400,000	2.09%	July 2028	July 2051	AAA (sf)
A-2 (AAA)	$219,600,000	2.57%	July 2031	July 2051	AAA (sf)
A-3 (AA)	$39,200,000	2.51%	July 2028	July 2051	AA (sf)
A-4 (AA)	$58,800,000	3.04%	July 2031	July 2051	AA (sf)
A-5 (A)	$124,000,000	2.91%	July 2028	July 2051	A (sf)
A-6 (A)	$186,000,000	3.44%	July 2031	July 2051	A (sf)

The Company and the Issuer intend to use the net proceeds from the sale of the Class A Notes to refinance or repay certain indebtedness, pay fees and expenses related to the issuance and fund other general corporate purposes.

The collateral pool for the Class A Notes is comprised of 170 of the Company’s double- and triple-net leased single tenant properties, together with the related leases and certain other rights and interests. The 170 properties that serve as part of the collateral pool for the Class A Notes are diversified by the top five industry groups as follows: health and personal care stores at 21%, building material and supplies dealers at 14%, gasoline stations at 12%, sporting goods, hobby, and musical instrument stores at 12%, and general merchandise stores, including warehouse clubs and supercenters at 10%, weighted by allocated loan amount.

The Issuer may release or exchange properties from the collateral pool securing the Class A Notes subject to various terms and conditions, including limiting the total value of properties released or exchanged to not more than 35% of the aggregate collateral value. Proceeds from the sale of released properties may be used to acquire properties subject to various terms and conditions or be used to reduce the outstanding principal balance of the Class A Notes. A make whole payment will be owed if greater than 15% of aggregate collateral value is released alongside a repayment of the outstanding principal balance, which will be increased to 35% of the initial principal balance if the prepayment is funded with proceeds from qualifying deleveraging events, such as a firm commitment underwritten registered public equity offering by the Company that generates at least $75,000,000 in net proceeds. The Issuer may prepay a Class of Notes in full on or after the payment date beginning in July 2026 for the Class A-1 (AAA) Notes, the Class A-3 (AA) Notes and the Class A-5 (A) Notes, and on or after the payment date in July 2028 for the Class A-2 (AAA) Notes, the Class A-4 (AA) Notes and the Class A-6 (A) Notes.

Indenture and Indenture Supplement

The Class A Notes were issued pursuant to a Master Indenture, dated as of July 28, 2021 (the “Indenture”), among the Issuer and Citibank, N.A. (the “Indenture Trustee”) and are governed by the Series 2021-1 Supplement to the Indenture entered into by the Issuer and the Indenture Trustee as of July 28, 2021 (the “Series 2021-1 Indenture Supplement”). From time to time and subject to certain conditions, the Issuer or any special purpose, bankruptcy-remote affiliate of the Issuer (each, a “Co-Issuer”) may issue additional series of notes pursuant to the Indenture and any applicable series supplement thereto. The Class A Notes and any additional series of notes will be payable solely from and secured by a security interest in the assets of the Issuer and any Co-Issuer.

Under the Indenture, the Class A Notes are subject to events of default that generally are customary in nature for rated net-lease mortgage securitizations of this type, including (a) the non-payment of interest or principal, (b) material violations of covenants, (c) material breaches of representations and warranties and (d) certain bankruptcy events. The Class A Notes are subject to early amortization events that generally are customary in nature for rated net-lease mortgage securitizations of this type, including (i) the average debt service coverage ratio falling below certain levels, (ii) the occurrence of an event of default and (iii) the failure by the Issuer to repay any class of notes in full prior to the applicable anticipated repayment date. The occurrence of an early amortization event or an event of default could, in certain instances, result in the liquidation of the collateral securing the Class A Notes.

The Issuer is subject to certain restrictive covenants under the Indenture including with respect to the types of business it may conduct and other customary covenants for a bankruptcy-remote special purpose entity.

Pursuant to a guaranty executed by CIM Real Estate Finance Operating Partnership, LP, the Company’s operating partnership (the “CMFT OP”), in favor of the Indenture Trustee (the “Guaranty”), for the benefit of the noteholders, the CMFT OP will be liable for any loss incurred by the Indenture Trustee, on behalf of the noteholders, arising out of or in connection with, among other matters, fraud, gross negligence, intentional destruction or waste of the properties in the collateral pool and the breach of certain representations, warranties, covenants or indemnification provisions in the Indenture concerning environmental matters.

The foregoing description is only a summary and is qualified in its entirety by the terms of the Indenture, the Series 2021-1 Indenture Supplement and the Guaranty, which are attached to this Current Report on Form 8-K as Exhibits 4.1, 4.2 and 10.1, respectively, and incorporated herein by reference.

Property Management Agreement

In connection with the issuance of the Class A Notes, the Issuer has entered into the Property Management Agreement, dated July 28, 2021 (the “PMA”), with CMFT OP, as the issuer manager (the “Issuer Manager”), CREI Advisors, LLC, the Company’s property manager, as the property manager and special servicer (the “Property Manager”), KeyBank National Association (“KeyBank”), as back-up manager, and the Indenture Trustee. Pursuant to the PMA, the Issuer Manager provides management services related to accounts and advances on behalf of the Issuer. The Property Manager is responsible for servicing and administering the properties and leases securing the Class A Notes under ordinary and special circumstances, and, as the back-up manager, KeyBank is responsible for, among other things, maintaining current servicing records and systems concerning the assets securing the Class A Notes in order to enable it to assume the responsibilities of the Property Manager and Issuer Manager in the event the Property Manager or Issuer Manager is no longer the property manager, special servicer or issuer manager. Pursuant to the PMA, the Issuer Manager may also be required to make reimbursable advances of principal and interest in respect of the Class A Notes and reimbursable servicing advances in respect of the collateral to preserve and protect value under certain circumstances so long as such advances are deemed to be recoverable.

Pursuant to the PMA, the Property Manager and the Issuer Manager shall each be entitled to receive a monthly fee equal to the product of (i) one-twelfth of 0.125%, and (ii) the lower of (a) the aggregate allocated loan amounts and (b) the aggregate collateral value of all the properties that serve as part of the collateral for the Class A Notes, except for specially managed units. With respect to the specially managed units, the Property Manager, in its role as special servicer, may be entitled to receive under certain circumstances a liquidation fee or a workout fee as further described in the PMA, as well as a monthly fee equal to the product of (i) one-twelfth of 0.75%, and (ii) the lower of (a) the aggregate allocated loan amounts and (b) the aggregate collateral value of all the specially managed units that serve as part of the collateral pool for the Class A Notes, provided that, prior to the occurrence of certain trigger events as further described in the PMA, neither the Property Manager or the Issuer Manager shall collect any of the foregoing fees, and such fees that are not collected shall not accrue or be considered compensation to the Property Manager or Issuer Manager, respectively.

The foregoing description is only a summary and is qualified in its entirety by the terms of the PMA, which is attached to this Current Report on Form 8-K as Exhibit 10.2, and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.
On July 28, 2021, and with proceeds from the issuance of the Class A Notes, the Company paid down the $500.0 million outstanding balance under its second amended and restated unsecured credit agreement (the “Second Amended and Restated Credit Agreement”) with JPMorgan Chase Bank, N.A. as administrative agent and the other lenders party thereto, and terminated the Second Amended and Restated Credit Agreement. The Second Amended and Restated Credit Agreement provided for borrowings of up to $1.24 billion, including an $885.0 million unsecured term loan and up to $350.0 million in unsecured revolving loans, and was set to mature on March 15, 2022.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
4.1	Master Indenture, dated as of July 28, 2021, by and among CMFT Net Lease Master Issuer, LLC, as issuer, and Citibank, N.A., as indenture trustee.
4.2	Series 2021-1 Indenture Supplement, dated as of July 28, 2021, by and among CMFT Net Lease Master Issuer, LLC, as issuer, and Citibank, N.A., as indenture trustee.
10.1	Guaranty, dated as of July 28, 2021, by CIM Real Estate Finance Operating Partnership, LP for the benefit of Citibank N.A., as indenture trustee.
10.2
Property Management Agreement, dated as of July 28, 2021, by and among CMFT Net Lease Master Issuer, LLC, as issuer, CIM Real Estate Finance Operating Partnership, LP, as issuer manager, CREI Advisors, LLC, as property manager and special servicer, KeyBank National Association, as back-up manager, and Citibank N.A., as indenture trustee.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 3, 2021	CIM REAL ESTATE FINANCE TRUST, INC.
	By:	/s/ Nathan D. DeBacker
	Name:	Nathan D. DeBacker
	Title:	Chief Financial Officer and Treasurer
(Principal Financial Officer)